News Release Patrick Industries, Inc. Signs Definitive Agreement to Acquire Rockford Corporation and the Rockford Fosgate Brand ELKHART, IN – February 24, 2022 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has signed a definitive agreement under which Arizona-based Rockford Corporation (“Rockford”) will become a wholly-owned subsidiary of Patrick by merger. Rockford, through its brand Rockford Fosgate®, is a global leader in the design and distribution of premier, high-performance audio systems and components, primarily serving the powersports, marine, and automotive markets and aftermarkets. Rockford’s full-year 2021 revenues were approximately $155 million, and the acquisition is expected to be immediately accretive to net income per share. The Company anticipates completing the acquisition on or around March 7, 2022. “Rockford’s innovative designs, marketing, brand recognition and performance have afforded it the opportunity to be a favored supplier with both OEM customers and consumers,” said Andy Nemeth, Chief Executive Officer of Patrick. “We are excited to partner with Bill Jackson and the creative team at Rockford as we expand our presence in the audio solutions markets. “In addition, Rockford’s proven track record of consistently and creatively adapting to changing market dynamics, with its extensive in-house design, engineering, and marketing resources, provides us with an excellent opportunity to leverage our combined distribution capabilities and geographic footprint to bring synergies to our markets and continue to expand our aftermarket product platform. As with previous acquisitions, we will support Rockford with a financial and operational foundation that will allow it to continue to capitalize on its core competencies.” Bill Jackson, President and Chief Executive Officer of Rockford, said, “The Rockford team and I are delighted to join the Patrick family, whose vision aligns with our goal of providing the highest quality, innovative solutions to our customers. We look forward to the next phase of executing the many strategic initiatives and opportunities in front of us. Patrick’s core values, competencies, relationships and strong focus on customer service mirror the mission that has been a cornerstone of the Rockford brand since its inception more than 40 years ago. We are committed to growing our capacity and capabilities as we strive to be the best partner for our customers.” Following closing, Rockford will continue its operations as a wholly-owned subsidiary of Patrick under the Rockford Fosgate® name in its existing facilities.

2 About Patrick Industries, Inc. Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multi-family housing, hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with over 11,000 employees across the United States. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations 574.294.7511 kotowskj@patrickind.com